SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 24, 2011

BONANZA GOLD CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-53943	20-8560967
(State of Incorporation)	(Commission	(IRS Employer
	File Number)	Identification #)

Columbia Tower, 701 Fifth Avenue, Suite 4263
Seattle, Washington 98104-5119
Address of Principal Executive Offices)

(602) 553-1190
(Registrant's telephone number, including area code)

2415 East Camelback Road, Suite 700
Phoenix, AZ  85016
(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       .  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐       .  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐       .  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐       .  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)	N/A

(b)	N/A

(c)	N/A

(d)	On June 24, 2011 the Company appointed Mr. Craig Russell to its board of directors. There was no arrangement or understanding between Mr. Russell and any person pursuant to which he was selected as a director.

There have been no transactions since the beginning of the Company’s last fiscal year, or any currently proposed transaction, or series of similar transactions, to which the Company was or is to be a party, in which Mr. Russell had or will have a direct or indirect material interest.

Other than as specified herein and the Company’s agreement to nominate Mr. Russell to its slate of directors at the next annual meeting of stockholders, there was no arrangement or understanding between Mr. Russell and any other person pursuant to which Mr. Russell was selected as a director of the Company.

(e) – (f)	N/A

Item 9.01.   Financial Statements and Exhibits.

(a) – (c)

N/A

(d)  Exhibits.

N/A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 28, 2011	BONANZA GOLD CORP.
(Registrant)
	By:	/s/ Lynn Harrison
Lynn Harrison
President and Chief Executive Officer